FLAHERTY & CRUMRINE FUNDS
Flaherty & Crumrine/Claymore Total Return Fund

EXHIBIT TO ITEM 77Q1
Policies with respect to security investments

The Investment Policy Modification is incorporated by reference in Flaherty & Crumrine/Claymore Total Return
Fund Form Type 8-K, dated February 3, 2011 (Accession No.
0000950123-11-008742).